As filed with the Securities and Exchange Commission on May 17, 2001
                                           Registration No. 333-
=============================================================================
                   U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MYAIRMILES.COM, INC.
                (Name of small business issuer in its charter)

            Nevada                  6770                    33-0893611
    (State Or Jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
     of Incorporation       Classification Code Number)   Identification No.)
     or Organization)

                              721 Devon Court
                          San Diego, CA 92109-8007
                              (858) 488-4433
      (Address and Telephone Number of Principal Executive Offices
                      and Principal Place of Business)
                          ---------------------------
                            Robert C. Weaver, Jr.
                              721 Devon Court
                          San Diego, CA 92109-8007
                              (858) 488-4433
                          ---------------------------
           (Name, Address and Telephone Number of Agent For Service)
                          ---------------------------
Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                    CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
                                    Maximum     Maximum
                                    Offering    Aggregate    Amount of
Title of Each Class  Amount to be   Price Per   Offering     Registration
of Securities        Registered     Share       Price        Fee
Units, consisting of  200,000       $  .50      $100,000     $ 25.00
Common Stock,         200,000
$.0001 par value
"A" Warrants          200,000            0             0        0
"B" Warrants          200,000            0             0        0

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




               PART I - INFORMATION REQUIRED IN PROSPECTUS

                            MYAIRMILES.COM, INC.
                            Cross-Reference Sheet

Form SB-2 Item Number and Caption                 Location In Prospectus

1.   Front of Registration Statement and
      Outside Front Cover of Prospectus           Outside Front Cover

2.   Inside Front and Outside Back Cover
      Pages of Prospectus                         Inside Front Cover Page,
                                                   Outside Back Cover
3.   Summary Information and Risk Factors         Summary; Risk Factors
4.   Use of Proceeds                              Use of Proceeds
                                                    Your Rights And
                                                    Substantive Protection
                                                    Under Rule 419 Deposit
                                                    Of Offering Proceeds
                                                    And Securities
5.   Determination of Offering Price              Risk Factors
6.   Dilution                                     Dilution
7.   Selling Security Holders                     None
8.   Plan of Distribution                         Plan of Distribution
9.   Legal Proceedings                            Business - Legal
                                                   Proceedings
10.  Directors, Executive Officers,
      Promoters and Control Persons               Management
11.  Security Ownership of Certain
      Beneficial Owners and Management            Principal Shareholders
12.  Description of Securities                    Description of Securities
13.  Interest of Named Experts and Counsel        Legal Matters, Experts
14.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities                                 Management -
                                                   Indemnification
15.  Organization Within Last Five Years          Certain Transactions
16.  Description of Business                      Business
17.  Management's Discussion and Analysis
      or Plan of Operation                        Business -Plan of Operation
18.  Description of Property                      Business -Facilities
19.  Certain Relationships and Related
      Transactions                                Certain Transactions
20.  Market for Common Equity and Related
      Stockholder Matters                         Market for Common
                                                   Equity and Related
                                                   Stockholder Matters
21.  Executive Compensation                       Management - Executive
                                                   Compensation
22.  Financial Statements                         Financial Statements
23.  Changes in and Disagreements with
      Accountants on Accounting and Financial
      Disclosure                                  None



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                  SUBJECT TO COMPLETION, DATED JUNE ___, 2001

                          INITIAL PUBLIC OFFERING
                               PROSPECTUS

                            MYAIRMILES.COM, INC.

                              200,000 Units
                              $.50 per Unit

                          Each Unit consists of:
                 One share of Common Stock, $0.0001 par value
         One Class A Warrant exercisable for one common share at $1.00 One Class B Warrant exercisable for one common share at $1.50
           Each warrant is exercisable for one share for two years from the date of this prospectus.

This is our initial public offering, and no public market currently exists for our securities.

We are offering these securities without the use of a professional underwriter on a best efforts basis. All investor funds will be placed in a Rule 419 escrow account at World Trade Financial Corporation. If at least 40,000 Units are not subscribed for by ____________, this offering will expire and all escrowed funds will be returned.

                                   Offering     Selling    Proceeds to
                                   Price     Commissions(1)  Us (2)
Per Unit                           $  .50    $    0.10     $    0.90
Minimum    40,000 Units            $  20,000 $   2,000     $  18,000
Maximum   100,000 Units            $ 100,000 $  10,000     $  90,000

(1) No commissions will be paid on any sales we make directly. We will pay commissions of up to 10% on any sales made by licensed broker-dealers only after you reconfirm your investment.
(2) Does not include our offering expenses, including legal, accounting, and printing costs and filing fees, estimated to be $9,000.

Our address is 721 Devon Court, San Diego, California 92109. Our telephone number is (858) 488-4433.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THOSE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION OTHERWISE IS A CRIMINAL OFFENSE.

               The date of this prospectus is ___________, 2001


 [Inside Front Cover Page]

                              TABLE OF CONTENTS


                                                                         PAGE
SUMMARY	2
RISK FACTORS	3
We have had no recent operating history nor revenues or earnings from
operations since our inception.	3
The proceeds of this offering may be insufficient to provide financing to
the acquired company.	3
We may not be able to locate a suitable acquisition candidate.	3
We may never be able to locate an acquisition candidate.	3
The company we acquire may never establish its business or become
profitable.	3
Management may not devote a sufficient amount of time to seeking a target
company.	4
The loss of any of our officers would hurt our ability to develop our
business.	4
Our officers and directors have conflicts of interest that may prevent us
from forming a business combination.	4
Target companies that fail to comply with SEC reporting requirements may
delay or preclude an acquisition.	4
We set the offering price of $.50 per unit arbitrarily.	4
There is currently no public market for our securities. Unless we are able to have our securities quoted in a public market a shareholder may find it difficult to sell our securities or obtain accurate quotations as to their
market value.	4
Our securities may be subject to "penny stock rules" that impose additional
sales practice requirements on broker-dealers who sell such securities.	5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419	5
DILUTION	7
USE OF PROCEEDS	7
BUSINESS	8
MANAGEMENT	11
CERTAIN TRANSACTIONS	14
PRINCIPAL SHAREHOLDERS	14
DESCRIPTION OF SECURITIES	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	18
EXPERTS	18
Financial Statements	1

 [Outside Back Cover Page]

Dealer Prospectus Delivery Obligation

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


SUMMARY

MYAIRMILES.COM, INC.

We were incorporated under Nevada law on September 30, 1999. We are a blank check company subject to Securities and Exchange Commission Rule 419. We were organized as a vehicle to acquire or merge with an operating business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for a merger with us. Our management, however, is always looking for potential merger candidates.

Since our formation, our activities have been limited to the sale of initial shares for our organization and our preparation of this registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering until we make an acquisition.

Our address is 721 Devon Court, San Diego, California 92109. Our telephone number is (858) 488-4433.

THIS OFFERING

Type of offering        Best efforts without the use of a professional
                        underwriter.

Securities offered      Units: 200,000 maximum, 40,000 minimum
 .                       Each unit consists of one share of common stock, one
                        class A warrant, and one class B warrant.

Offering price          $.50 per unit.

Offering proceeds       $100,000 maximum, $20,000 minimum.

Offering expires        210 days from the date of this prospectus.

Escrow All investor funds will be placed in a Rule 419 escrow account. If you do not reconfirm your investment when you review our potential merger partner you will receive all your money back.

Escrow expires          If we have not found a merger partner within 18
                        months from the date of this prospectus you will receive all your money back.

Common stock outstanding    1,309,000 shares.
prior to the offering

Common stock to be          1,509,000 shares.
outstanding after
the maximum offering

Warrants One class A warrant is exercisable at $1.00 for one common share. One class B warrant is exercisable at $1.50 for one common share. Each warrant is exercisable for one share for two years from the date of this prospectus.


                                RISK FACTORS

We have had no recent operating history nor revenues or earnings from operations since our inception.

We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

The proceeds of this offering may be insufficient to provide financing to the acquired company.

As of April 30, 2001, we had $11,502 in assets and $9,000 in liabilities. Assuming the sale of all the securities in this offering, we will receive gross proceeds of $100,000, all of which must be deposited into the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

We may not be able to locate a suitable acquisition candidate.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination within 18 months of the date of this prospectus. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

We may never be able to locate an acquisition candidate.

We have neither conducted, nor have others made available to us, results of market research indicating the level of market demand that exists for blank check companies. Moreover, we do not have a marketing department, and we do not plan to engage a marketing organization. Even if demand is identified for blank check company mergers, we cannot assure you that we will be successful in completing a business combination.

If we are unable to locate an acquisition candidate meeting the Rule
419 acquisition criteria, you will have to wait 18 months from the date of this prospectus before your funds are returned.

The company we acquire may never establish its business or become profitable.

We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require of a target business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

Management may not devote a sufficient amount of time to seeking a target company.

While seeking a business combination, management anticipates devoting no more than five percent of its' time. As a result, we may not identify an acquisition candidate within 18 months of the date of this prospectus.

The loss of any of our officers would hurt our ability to develop our business.

Loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of our officers or directors.

Our officers and directors have conflicts of interest that may prevent us from forming a business combination.

In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination with us.

Target companies that fail to comply with SEC reporting requirements may delay or preclude an acquisition.

Sections 13 and 15(d) of the Securities Exchange Act of 1934 require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.

We set the offering price of $.50 per unit arbitrarily.

This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history or lack thereof.

There is currently no public market for our securities. Unless we are able to have our securities quoted in a public market a shareholder may find it difficult to sell our securities or obtain accurate quotations as to their market value.

Initially, we intend to apply for quotation of our securities on the OTC Bulletin Board. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. There is no assurance that we can obtain a market maker to sponsor our listing.

Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities.

Generally, penny stocks are equity securities with a price of less than $5 per share unless the securities are registered on certain national securities exchanges or on NASDAQ. The penny stock rules impose additional sales practice requirements on broker-dealers who sell these securities to persons that are not established customers or accredited investors. If our securities are subject to these penny stock rules, broker-dealers will be restricted in their ability to sell our stock.


          YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities issued to you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes:

The results of this offering including the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account, and

The specific amount, use and application of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules, and

Information regarding the acquisition candidate and business, including audited financial statements, and

The terms of the offer in the third item below.

Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. Each investor will have a minimum of 20 business days and a maximum of 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, the funds and interest or dividends, if any, held in the escrow account will be promptly returned to the investor within five business days. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

Accordingly, we have entered into an escrow agreement that provides:

The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Warrants held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

The funds will be released to us, and the securities will be released to you, only after:

The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

The post-effective amendment has been declared effective.

We have satisfied all of the prescribed conditions of the reconfirmation offer.

And, we have closed the acquisition of a business with a fair value of at least 80% of the maximum proceeds.


                                DILUTION

For the maximum offering, as of April 30, 2001, the following table compares between existing shareholders and new investors:

the number of shares of our common stock held,

their percentage ownership of these shares,

the total consideration paid,

the percentage of total consideration paid, and

the average price per share:

               Shares Purchased     Total Consideration    Price Per
               Amount      %        Paid         %         Share
Existing
 Shareholders  1,309,000   86.7%   $   3,145.00    3.0%    $ .0024

New Investors    200,000   13.3%   $ 100,000.00   97.0%    $.50

Total          1,509,000  100.0%   $ 103,145.00  100.0%    $.0684

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering is the dilution to new investors. Our net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding common shares. The following table illustrates, as of April 30, 2001, the dilution to investors in this offering:

                                      Maximum      Minimum

Public offering price per share       $  .50       $  .50

Net tangible book value per share
      before this offering            $  .0019     $  .0019

Increase per share attributable
      to new investors                $  .0610     $  .0081

Net tangible book value per share
      after this offering             $  .0622     $  .0100

Dilution per share to new investors   $  .4380     $  .4900


                             USE OF PROCEEDS

All of the proceeds received in this offering will be put into the escrow account pending the reconfirmation by you of a business acquisition. These funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities.

Although Rule 419 permits 10% of the funds to be released from escrow to us after we reach the offering minimum and prior to the reconfirmation offer, we will not request a release of any of your funds until you have reconfirmed your investment under Rule 419.

After the reconfirmation offer and the closing of the business combination the escrow funds plus any interest received, less any amount returned to investors who did not reconfirm their investment will be released to us and used as working capital.


                                  BUSINESS

HISTORY

We were incorporated under Nevada law on September 30, 1999 as Myairmiles.com, Inc.

PLAN OF OPERATION

We are a development stage entity, and have not yet engaged in any operations. We are defined as a "blank check" company, organized to locate and consummate a merger or acquisition with a private entity that desires to become a reporting company with the Securities and Exchange Commission.

We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective, management intends to contact friends and associates, investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. To our knowledge, as yet, none of our officers, directors, promoters or affiliates has engaged in substantive discussions with any other company regarding an acquisition or merger with us.

We will not limit our acquisition search to a specific kind of firm, industry, or stage of development. We may acquire a venture that is in its preliminary or development stage or is already operating. The acquisition opportunity may need additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. We do not intend to seek additional capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

We anticipate that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, we believe there are many firms seeking the perceived benefits of a publicly registered corporation. These benefits may include facilitating or improving the terms for additional equity financing, providing liquidity for stock options to key employees, providing liquidity for shareholders with unrestricted stock.

Our officers and directors will undertake the analysis of new business opportunities. In analyzing prospective business opportunities, management will consider:

the available technical, financial and managerial resources;

working capital and other financial requirements;

history of operations, if any;

prospects for the future;

nature of present and expected competition;

the quality and experience of management services that may be available and the depth of that management;

the potential for further research, development, or exploration;

specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

the potential for growth or expansion;

the potential for profit;

the perceived public recognition of acceptance of products, services, or trades;

name identification; and

other relevant factors.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, possibly visit and inspect material facilities, will obtain independent verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures within our limited resources.

We do not anticipate incurring significant expenditures prior to an acquisition. Any expenses are expected be from our efforts to identify a suitable acquisition candidate and close the acquisition. These expenses will be funded from current assets. We believe we have sufficient funds to satisfy our needs prior to the acquisition and the next 12 months. We do not expect any significant change in employees prior to an acquisition.

ACQUISITION TRANSACTION

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business.

We anticipate that the parties to the acquisition will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

Negotiations with target company management are expected to focus on the percentage of our shares that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders, in addition to the dilution that may be experienced as a result of this offering.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

We will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the Exchange Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

We will provide our shareholders with complete disclosure documentation, including audited financial statements, concerning a potential business opportunity and the structure of the proposed business combination prior to consummation.

COMPETITION

We are insignificant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial companies that have significantly greater resources and technical expertise. In view of our extremely limited financial resources and limited management availability, we are at a significant competitive disadvantage compared to our competitors.

EMPLOYEES

We have no employees. We have one person who is both an officer and director. Our officers and directors are engaged in outside business activities. The amount of time they will devote to our business is approximately 5% of their workweek.

FACILITIES

Our office is provided at no cost at the home office of our President located at 721 Devon Court, San Diego, California 92109, on a month-to-month basis. This arrangement is expected to continue until an acquisition is closed.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act and omits certain information contained in the registration statement.

When our registration is effective we will file annual, quarterly and special reports, and other information with the SEC.

You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information. You can also obtain copies of these filings from the SEC's Internet web site
(http://www.sec.gov).


                               MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER SIGNIFICANT EMPLOYEES

Name                    Age   Title

Robert C. Weaver, Jr.   56    President, Chief Executive Officer, Secretary,
                              Director, Chief Financial Officer, Treasurer

Robert C. Weaver, Jr., President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director since October 1999, will devote approximately 5% of his time to our affairs. His responsibilities will include management of the Company's operations as well as the company's administrative and financial activities. Mr. Weaver has been a self-employed attorney licensed with the California bar since 1982. He is the President of Abrams, Weaver, Templeton & Co., Inc., a financial and management consulting firm he formed in 1993. He is President of Smartbuildings.com, Inc. a blank check company in formation. During 1999 and 2000 he was securities counsel for and subsequently a director of LMKI, Inc., a public telecommunications network service provider. He was retained from 1997 to 1999 as a director, secretary and legal counsel of an insolvent professional employer organization, Builders Staff Corporation. Although he worked litigation liabilities down from over $5 million to under $2 million, the company never obtained adequate financing. It eventually filed Chapter 11 and the bankruptcy court retained him to continue litigation on behalf of the company. His website is www.bweave.com.

PRIOR "BLANK CHECK" COMPANIES

Mr. Weaver was legal counsel for, and a shareholder of, the following blank check companies within the past five years:

California Applied Research, Inc. filed an SB-2 registration statement for a public offering and raised $100,000 of offering funds that went into a Rule 419 escrow. The company was unable to complete a prescribed acquisition within 18 months, returned Rule 419 subscriber funds, and deregistered all of securities filed under the SB-2 registration. Subsequently, the company completed a merger but is no longer a reporting company.

Special Acquisitions, Inc. filed an SB-2 registration statement for a public offering and has raised $100,000 of offering funds that are being held in a Rule 419 escrow pending the identification and approval of a merger candidate.

Net Acquisitions, Inc. filed an SB-2 registration statement for a public offering that is not yet effective.

Smartbuildings.com, Inc. is preparing an SB-2 registration statement for a public offering that has not yet been filed.

CORPORATE GOVERNANCE

Officers and directors serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until successors have been duly elected and qualified. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. Our officers serve at the will of the board of directors. Currently, our board of directors consists of one member.

Our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Management may also negotiate or consent to the purchase of all or a portion of their stock. Any such sale would be described in an amendment to this prospectus.

EXECUTIVE COMPENSATION

No officer or directors has received or accrued any compensation for services rendered to us, except Robert C. Weaver, Jr. has accrued a legal fee of $7,500 in connection with this offering. The board of directors will authorize no further compensation until a merger or acquisition is consummated.

No directors have been compensated for their activities as directors.
In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash it will be paid by the acquired entity. The amount of any finder's fee is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

INDEMNIFICATION

Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Nevada law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met.

Although indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CONFLICTS OF INTEREST

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

The officers and directors are subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention will be considered, on an equal basis, opportunities of, and be made available to, us and the other companies with which they are affiliated. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then those officers and directors must abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.


                           CERTAIN TRANSACTIONS

In October 1999, the Company issued 1,020,000 shares of common stock to Robert C. Weaver, Jr. for cash in connection with founding the Company.

In September 2000, the Company issued 289,000 shares of common stock to Robert C. Weaver, Jr. for cash.

We have agreed to compensate Robert C. Weaver, Jr., our corporate attorney, who is also an officer, director and stockholder, $7,500 cash for his legal services relative to the public offering. He will be paid at the time an acquisition is completed.

Robert C. Weaver, Jr. is deemed a promoter and control person.


                          PRINCIPAL SHAREHOLDERS

The following tables set forth information regarding the beneficial owners of our common stock, as of April 30, 2001, by:

Each of our executive officers;

Each of our directors;

Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and

All of our directors and executive officers as a group.

Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

Name and                        Amount and         Percent of Class
Address of                      Nature of     Before    After      After
Beneficial                      Beneficial     the      Maximum   Minimum
Owner                           Ownership     Offering  Offering  Offering

Robert C. Weaver, Jr.(1)(2)     1,309,000     100.0%     86.7%     97.0%
721 Devon Court
San Diego, CA 92109

Named Officers and              1,309,000     100.0%     86.7%     97.0%
Directors As a Group

(1) Officer, director, promoter and control person.

Upon the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control.


                         DESCRIPTION OF SECURITIES

EQUITY SECURITIES

We are authorized to issue up to an aggregate total of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, each having a par value of $0.0001. As of April 30, 2001, 1, 3009,000 common shares and no preferred shares were issued and outstanding.

Both the common and preferred stock is issuable in more than one class in whatever series and terms are deemed proper from time to time by our board of directors at their discretion, including different designations, preferences, limitations, restrictions, relative rights and distinguishing designations of each class or series.

There shall be no cumulative voting, and all pre-emptive rights are denied.

Each share shall entitle the holder thereof to one vote.

WARRANTS

Each unit purchased includes one class A and one class B warrant. Each warrant entitles you or a subsequent holder to purchase one share of our common stock. The class A warrants are exercisable at $1.00; the class B warrants at $1.50.

Warrants may be exercised for the period beginning when the reconfirmation offer is completed and ending two years from the date of this prospectus.

You will receive warrant certificates when they are released from the escrow. You may exchange your warrant certificates for new certificates of different denominations, and may either exercise or transfer your warrants.

You may exercise your warrants by completing the form of election on the back of the warrant certificate and by surrendering the warrant certificate together with payment of the exercise price, to us or the warrant agent. You may exercise your warrants in whole or from time to time in part. If you exercise fewer than all of the warrants evidenced by a warrant certificate, we will have a new certificate issued for the number of unexercised warrants.

You may sell your warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants.

If the shares of our common stock underlying your warrants are not registered or qualified for sale in the state in which a you reside, you might not be permitted to exercise your warrants and you may have no choice but to sell your warrants or allow them to expire.

You can only exercise your warrants when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, you or a subsequent holder will be unable to exercise your warrants and they may become valueless.

As a warrant holder, you are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including:

	split of the common stock,

	issuance of stock dividends,

	recapitalization and

	merger into another company.

If we merge, reorganize or are acquired in such a way as to terminate the warrants, you will receive notice of such an action and you may exercise them at any time prior our taking such action. If our company is liquidated, or wound up, you, as a warrant holder may not participate in our assets.

We may redeem warrants, at any time, for $0.001 per warrant under the following conditions:

We must maintain a current effective registration statement for the underlying common stock into which the warrants are exercisable;

We must give you 30 days' prior written notice;

The closing bid price of our common stock must be greater than the exercise price of the warrant;

by $.50 per share;

for any 10 consecutive trading days;

ending within ten days prior to the date of the notice of redemption.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

No trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop while certificates representing the shares of common stock and warrants which constitute the units have been issued and remain in escrow.

We have no outstanding options, warrants to purchase, or securities convertible into, our common equity. All of the 1,309,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 under the Securities Act provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, all of the 1,309,000 outstanding shares cannot be sold pursuant to Rule 144 and must be registered.

HOLDERS

We have one shareholder of record of our common stock.

DIVIDENDS

We have not paid any dividends, and have no plans to do so in the future.


                             PLAN OF DISTRIBUTION

Our directors and officers plan to distribute prospectuses related to this offering based on inquiries from potential investors.

Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

They will restrict their participation to the following activities:

Preparing any written communication or delivering this communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of these responses will be limited to information contained in a registration statement filed under the Securities Act or other offering document;

Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, we have retained no broker-dealers for the sale of this offering. If broker-dealers are retained, they will be paid, after you reconfirm your investment, a sales commission of up to 10% of the amount they sell. In the event we retain a broker-dealer who may sell more than 5% of this offering, and therefore is deemed an underwriter, an amendment to our registration statement will be filed.

METHOD OF SUBSCRIBING

Potential investors may subscribe to this offering by sending to us a completed and signed subscription agreement with a check.

EXPIRATION DATE

This offering will expire 210 days from the date of this prospectus.


                               LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Robert C. Weaver, Jr., Esq., San Diego, California. He is presently our sole officer, director, and shareholder.

                                  EXPERTS

The financial statements at April 30, 2001, appearing in this prospectus have, as set forth in their report, been audited by Boros & Farrington PC, independent auditor and are included in reliance upon the authority of that firm as experts in accounting and auditing.











MYAIRMILES.COM, INC.
(A Development Stage Company)

Financial Statements
and
Independent Auditor's Report
April 30, 2001


MYAIRMILES.COM, INC.
(A Development Stage Company)


Table of Contents


	Page
Independent Auditor's Report		F-1

Audited Financial Statements:

	Balance Sheet		F-2

	Statement of Operations		F-3

	Statement of Changes in Stockholders' Equity		F-4

	Statement of Cash Flows		F-5

	Notes to Financial Statements		F-6










INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Myairmiles.com, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Myairmiles.com, Inc. at April 30, 2001 and the related statements of changes in stockholders' equity, operations, and cash flows for the period from September 30, 1999 (date of inception) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myairmiles.com, Inc. at April 30, 2001, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Boros & Farrington PC
San Diego, California
May 10, 2001



MYAIRMILES.COM, INC.
(A Development Stage Company)
Balance Sheet
April 30, 2001


ASSETS
Current assets
	Cash	                                                   $ 2,502
Other assets
	Deferred offering costs	                                   9,000
	 	                                                   $11,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
	Accrued liabilities	                                 $ 9,000

Contingencies and commitments (notes 2, 4 and 5)

Stockholders' equity
	Preferred stock, $.0001 par value per share;
            5,000,000 shares authorized;
            no shares issued and outstanding	-
	Common stock, $.0001 par value per share;
            50,000,000 shares authorized;
             1,309,000 shares issued and
             outstanding                                          131
	Additional paid-in capital	                            3,014
	Deficit accumulated during the development stage	     (643)
			                                              2,502
			                                            $11,502





The accompanying notes are an integral part of this statement.




MYAIRMILES.COM, INC.
(A Development Stage Company)
Statement of Operations
From September 30, 1999 (Date of Inception) To April 30, 2001



Revenues
	Interest Income	                    $      2

Expenses
	License and registration	             645

Net loss	                               $    (643)

Weighted average number of shares		1,309,000

Net loss per common share		       $(0.0005)





The accompanying notes are an integral part of this statement.


MYAIRMILES.COM, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity



                                                            Deficit
                                                           Accumulated
                                               	 Additional  During
                              	Common Stock  Paid-In   Development
                                  Shares   Amount Capital   Stage      Total

Shares issued in October 1999 during
the formation of the Company, for
cash at $.00025 per share to:
	Officers and directors	   1,020,000  $102  $  153  $  -       $  255
Shares issued in September
of 2000 for cash
at $.01 per share:
	Officers and directors       289,000    29   2,861	-         2,890
Net loss for the period	              -	    -	     -     (643)       (643)
Balance at April 30, 2001	   1,309,000  $131  $3,014  $(643)	   $2,502

The accompanying notes are an integral part of this statement.


MYAIRMILES.COM, INC.
(A Development Stage Company)
Statement of Cash Flows
From September 30, 1999 (Date of Inception) To April 30, 2001



Cash flows from operating activities
	Net loss                              $ (643)

Cash flows from financing activities
	Proceeds from sale of common stock     3,145

Increase in cash                           $ 2,502





The accompanying notes are an integral part of this statement.


1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
	Organization. 	Myairmiles.com, Inc. (the "Company") was incorporated
under the laws of the State of Nevada on September 30, 1999. The
Company has elected to have a calendar year end. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced, and activities to date have been limited to its formation and obtaining its initial capitalization. The
Company intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons who or firms which desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.
	Deferred Costs Related To Proposed Public Offering. Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.
	Income Taxes. The Company has made no provision for income taxes because of financial statement and tax losses since its inception. A valuation allowance has been provided to reduce to zero any deferred tax assets relating to these losses.
	Net Loss Per Common Share. The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff
Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.
	Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	GOING CONCERN CONTINGENCY
	The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.
	In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as discussed in Note 4. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	RELATED PARTY TRANSACTIONS
	In October 1999, the Company issued 1,020,000 shares of common stock for cash in connection with founding the Company.
	In September 2000, the Company issued 289,000 shares of common stock to an officer of the Company for cash.
	See Note 5 regarding legal fees payable to a stockholder and officer.

4.	CONTINGENT PUBLIC OFFERING OF COMMON STOCK
	On April 23, 2001, the board of directors authorized the Company to sell in a public offering a minimum of 40,000 and a maximum of 200,000 Units pursuant to an effective registration statement on Form SB-2 filed under the Securities Act of 1933. Each Unit consists of one common share, one "A" Warrant to purchase one common share at $1.00 for 2 years, and one "B" Warrant to purchase one common share at $1.50 for 3 years. Each Unit shall have a purchase price of $.50.

	Proceeds from the public offering shall be deposited into an escrow account with an independent third party, pursuant to an escrow agreement between the Company and the Escrow Agent. The securities to be issued to investors must also be deposited into this escrow account.
The deposited funds and the deposited securities may not be released until an acquisition, meeting certain specified criteria, has been made and a sufficient number of investors reconfirm their investment in accordance with certain specified procedures. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, must be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited proceeds (and any interest earned thereon) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the deposited proceeds will be returned on a pro rata basis to all investors.

5.	LEGAL FEE
	The Company has agreed to pay its corporate attorney, who is also a stockholder and officer of the Company, $7,500 cash for his legal services relative to the public offering upon the registration statement for the public offering (see Note 4 above) becoming effective. This obligation has been accrued in the accompanying financial statements.

*****




PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes Section 78.7502, 78.751, and 78.752 allow us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Nevada law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Nevada law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                        $       25.00
Legal Fees and Expenses                      7,500.00
Accounting Fees and Expenses                 1,000.00
Printing                                       100.00
Miscellaneous Expenses                         375.00
Total                                    $   9,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of our transactions during the last three years preceding the date hereof involving sales of our securities that were not registered under the Securities Act of 1933:

In October 1999, we issued 1,020,000 shares of common stock to Robert C. Weaver, Jr. for cash in connection with founding the Company.
In September 2000, we issued 289,000 shares of common stock to Robert C. Weaver, Jr. for cash.
These transactions were deemed exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2). There was no general solicitation or advertising. The recipients of the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were or will be affixed to the certificates issued. Through their relationship with us the recipients had adequate access to information about us.

None of these transactions employed the use of an underwriter.



ITEM 27. EXHIBITS.

1.1  Subscription Agreement
1.2  Escrow Agreement under Rule 419
3.1  Articles of Incorporation
3.2  By-Laws
4.1  Specimen Common Stock Certificate
4.2  Class "A" Warrant Certificate
4.3  Class "B" Warrant Certificate
5.1  Opinion Regarding Legality*
23.1 Consent of Counsel*
23.2 Consent of Expert
24.1 Power of Attorney (immediately preceding "Signatures")

(*) To be filed by amendment.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

(5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                             POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Robert C. Weaver, Jr. as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

                                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on May 17, 2001.

MYAIRMILES.COM, INC. (Registrant)

By: /s/ Robert C. Weaver, Jr.
Robert C. Weaver, Jr.
President, Chief Executive Officer, Secretary, Director
Chief Financial Officer, Treasurer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Robert C. Weaver, Jr.
Robert C. Weaver, Jr.
President, Chief Executive Officer, Secretary, Director
Chief Financial Officer, Treasurer
Date: 5/17/2001